Exhibit 19 under Form N-1A

                                            Exhibit 24 under Item 601/Reg. S-K

                           POWER OF ATTORNEY

         The undersigned Trustees and officers, as indicated respectively below, of BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, The Leadership Trust, and BT Advisor Funds (each, a "Trust") and, Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Utility Portfolio, Short/Intermediate U.S. Government Securities Portfolio, Equity 500 Index Portfolio, Asset Management Portfolio, Capital Appreciation Portfolio, Intermediate Tax Free Portfolio, and BT Investment Portfolios (each, a "Portfolio Trust") each hereby constitutes and appoints the Secretary and each Assistant Secretary of each Trust and each Portfolio Trust and the Deputy General Counsel of Federated Investors, each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by a Trust or a Portfolio Trust with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or Portfolio Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned each hereby revokes any Powers of Attorney previously granted with respect to any Trust or Portfolio Trust concerning the filings and actions described herein.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the 30th day of September, 1996.

SIGNATURES                         TITLE

/S/ RONALS M. PETNUCH              President and Treasurer (Chief Executive
                                   Officer,
Ronald M. Petnuch                  Principal Financial and Accounting Officer)
                                   of each Trust and Portfolio Trust

/S/ PHILIP W. COOLIDGE             Trustee of each Trust and

Philip W. Coolidge                 Portfolio Trust

/S/ CHARLES P. BIGGAR              Trustee of each Portfolio Trust

Charles P. Biggar                  and BT Institutional Funds

/S/ S. LELAND DILL                 Trustee of each Portfolio Trust

S. Leland Dill                     and BT Investment Funds

/S/ PHILIP SAUNDERS, JR.           Trustee of each Portfolio Trust

Philip Saunders, Jr.               and BT Investment Funds